Exhibit 10.46

WAIVER, ASSIGNMENT AND AMENDMENT NO. 11 TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of September 17, 2018 (this “Amendment”), among Dunlap Funding LLC, a Delaware limited liability company (the “Borrower”), Deutsche Bank AG, New York Branch, as facility agent (the “Facility Agent”), each Lender party hereto (each, a “Lender” and collectively, the “Lenders”), each Agent party hereto (each, an “Agent” and collectively, the “Agents”) and Wells Fargo Bank, National Association, as collateral agent and collateral custodian (the “Collateral Agent”).

WHEREAS, the Borrower, the Collateral Agent, each Lender party thereto, each Agent party thereto and the Facility Agent are party to the Loan Financing and Servicing Agreement, dated as of December 2, 2014 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower, the Facility Agent, the Lenders, the Agents and the Collateral Agent have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and the terms and conditions set forth herein; and

WHEREAS, Pioneers Gate LLC is assigning its total Commitment to Deutsche Bank AG, New York Branch;

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.            Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments

SECTION 2.1.            As of the date of this Amendment, the Loan Agreement is hereby amended by deleting the definition of “Revolving Period” in its entirety and inserting the following in lieu thereof:

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) December 31, 2018 or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of a Facility Termination Event.

SECTION 2.2. As of the date of this Amendment, Annex A of the Loan Agreement shall be amended by deleting the following:

PIONEERS GATE LLC,
as an Agent and as a Committed Lender

c/o 20 Gates Management LLC as Pioneers Manager

30 Irving Place, 2nd Floor

New York, New York 10003

Phone: (212) 295-3790

Attention: Mark Golombeck

Email: pioneers@20gates.com

SECTION 2.3. As of the date of this Amendment, Annex B of the Loan Agreement shall be amended by deleting the grid set forth thereon in its entirety and inserting the following grid in lieu thereof:

Annex B

Lender	Class A-1 Commitment	Class A-2 Commitment

Deutsche Bank AG, New York Branch	$350,000,000	$0

ARTICLE III

Waivers

SECTION 3.1.            Each of the parties hereto waive and terminate all provisions with regard to the Class A-2 Advances, the Class A-2 Commitments, the Class A-2 Lenders and the requirements of the rating provided by Morningstar. The Facility Agent shall notify Morningstar of the execution of this agreement.

ARTICLE IV

Assignment

SECTION 4.1.            Deutsche Bank AG, New York Branch, as a Committed Lender under the Loan Agreement and Pioneers Gate LLC, as a Committed Lender under the Loan Agreement hereby agree to the terms and conditions set forth in Annex A to this Amendment.

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ARTICLE V

Conditions to Effectiveness

SECTION 5.1.            This Amendment shall become effective as of the date first written above upon:

(a)               the execution and delivery of this Amendment by each party hereto;

(b)               the Facility Agent’s receipt of a good standing certificate for the Borrower issued by the applicable Official Body of its jurisdiction of organization and a certified copy of the resolutions of the board of directors of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary, assistant secretary or an Executive Officer; and

(c)               the payment in full of all fees (including reasonable fees and out-of-pocket, documented expenses of counsel) due to the Lenders on or prior to the effective date of this Amendment; provided that from and after the date hereto, the Collateral Agent shall make all payments of principal, interest, fees and other amounts (i) to Pioneer Gates LLC which have accrued to but excluding the date hereof on the next Distribution Date and (ii) to Deutsche Bank AG, New York Branch which have accrued from and after the date hereof on each succeeding Distribution Date.

ARTICLE VI

Representations and Warranties

SECTION 6.1.            The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Facility Termination Event or Unmatured Facility Termination Event has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE VII

Miscellaneous

SECTION 7.1.            Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7.2.            Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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SECTION 7.3.            Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 7.4.            Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.5.            Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

DUNLAP FUNDING LLC, as Borrower

By:	/s/ William Goebel
	Name:	William Goebel
	Title:	Chief Financial

[Eleventh Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Brendon Girardi
	Name:	Brendon Girardi
	Title:	Director

By:	/s/ Steven Flowers
	Name:	Steven Flowers
	Title:	Vice President

[Eleventh Amendment to LFSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent and as Collateral Custodian

By:	/s/ Philip Dean
	Name:	Philip Dean
	Title:	Vice President

[Eleventh Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender

By:	/s/ Brendon Girardi
	Name:	Brendon Girardi
	Title:	Director

By:	/s/ Steven Flowers
	Name:	Steven Flowers
	Title:	Vice President

[Eleventh Amendment to LFSA]

PIONEERS GATE LLC, as an Agent

By: 20 Gates Management LLC, its Managing Agent

By:	/s/ Mark Golombeck
	Name:	Mark Golombeck
	Title:	Managing Director

[Eleventh Amendment to LFSA]

Annex A

Assignment and Assumption

For an agreed consideration, the Assignor (as defined below) hereby irrevocably sells and assigns to the Assignee (as defined below), and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Loan Agreement, as of the date hereof (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above. Such sale and assignment is without recourse to the Assignor and without representation or warranty by the Assignor.

1.	Assignor:	Pioneers Gate LLC

2.	Assignee:	Deutsche Bank AG, New York Branch

3.	Borrower(s):	Dunlap Funding LLC

4.	Facility Agent:	Deutsche Bank AG, New York Branch, as the Facility Agent under the Loan Agreement

5.	Loan Agreement:	The Loan Financing and Servicing Agreement dated as of December 2, 2014 by and among Dunlap Funding LLC, as the borrower, Deutsche Bank AG, New York Branch, as the Facility Agent, each of the lenders from time to time party thereto, each of the agents from time to time party thereto and Wells Fargo Bank, National Association, as the collateral agent and as the collateral custodian (as amended, modified, waived, supplemented or restated from time to time).

[Eleventh Amendment to LFSA]

6.	Assigned Interest:

Type of Assignor Commitments	Type of Assignee Commitments	Amount of Class A-2 Commitment of Assignor before Assignment	Amount of Class A-2 Commitment Assigned	Aggregate Outstanding Advances Assigned	Purchase Price	Percentage assigned of Assignor’s Class A-2 Commitment	Amount of Assignee’s Class A-1 Commitment after Assignment
Class A-2 Commitments	Class A-1 Commitments	$75,000,000	$75,000,000	$61,928,571.43	Par plus accrued Interest*	100%	$350,000,000

*	Accrued Interest and Fees in the amount of $ 541,472.52 will be paid to the Assignor by the Collateral Agent (pursuant to Section 8.3 of the Loan Agreement) the October 2018 Distribution Date.

7.	Wire Instructions:

Bank:       Citibank, N.A.

ABA:       021000089

Account #: 30980425

Account Name: Pioneers Gate LLC

[Eleventh Amendment to LFSA]